UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 7, 2006
Date of Report (date of earliest event reported)
NATIONAL DENTEX CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number 000-23092

MASSACHUSETTS	04-2762050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

526 Boston Post Road, Wayland, MA	01778
(Address of Principal Executive Offices)	(Zip Code)
(508) 358-4422
(Registrant’s Telephone No., including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On November 7, 2006, National Dentex Corporation (“National Dentex”) and its wholly-owned subsidiary, Green Dental Laboratories, Inc. (“Green”), entered into a Second Amended and Restated Loan Agreement with Bank of America, N.A. (“Bank of America”), which supersedes and replaces the prior agreement by and among the parties dated August 9, 2005. The new loan agreement consists of a $10 million revolving credit facility, a $15 million acquisition revolving credit facility, and a $35 million term loan facility.
Under the terms of the new loan agreement, the term loan facility requires monthly interest payments and payments of principal based on a seven year amortization schedule with a final payment due on the fifth anniversary of the new agreement. The acquisition line of credit and the revolving credit facility mature on the third anniversary of the new loan agreement.
The text of the Second Amended and Restated Loan Agreement between National Dentex, Green, and Bank of America is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 in respect of the new loan agreement entered into by and National Dentex, Green, and Bank of America, and Exhibit 10.1 hereof, are hereby incorporated by reference into this Item 2.03

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
10.1	Second Amended and Restated Loan Agreement, by and among, Bank of America, N.A., National Dentex Corporation, and Green Dental Laboratories, Inc., dated November 7, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DENTEX CORPORATION (Registrant)
November 8, 2006
	By:	/s/ Richard F. Becker, Jr.
Richard F. Becker, Jr.
Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Index
10.1	Second Amended and Restated Loan Agreement, by and among, Bank of America, N.A., National Dentex Corporation, and Green Dental Laboratories, Inc., dated November 7, 2006.